PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 25, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

DWS HIGH INCOME TRUST
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC WESTERN INVESTMENT HEDGED PARTNERS L.P. WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P. ARTHUR D. LIPSON
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

2

Western Investment LLC (“Western Investment”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies by Western Investment at the 2010 annual meeting of shareholders (the “Annual Meeting”) DWS High Income Trust (the “Fund”).  Western Investment has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On April 19, 2010, Western Investment issued the following press release:

WESTERN INVESTMENT CRITICAL OF DWS HIGH INCOME TRUST’S MATERIALLY MISLEADING PROXY STATEMENT

NEW YORK, NY – April 19, 2010 – Western Investment LLC today called on the DWS High Income Trust (NYSE: KHI) board of directors (the “Deutsche Board”) to correct the materially misleading proxy statement it filed with the Securities and Exchange Commission on April 16, 2010.  KHI is a closed-end fund managed by Deutsche Investment Management Americas Inc., an affiliate of Deutsche Asset Management, whose ultimate parent is a foreign bank.  Western Investment notified the Deutsche Board on April 14, 2010 that it intended to contest the election of directors and solicit proxies in opposition to KHI’s incumbent trustee nominees.  In violation of federal securities laws, the Deutsche Board omitted this material information from its proxy materials filed with the Securities and Exchange Commission.

Art Lipson, managing member of Western Investment stated, “Western Investment calls on the Deutsche Board to immediately correct this material omission before mailing its materials to shareholders.  Western Investment respectfully requests shareholders to wait to read Western Investment’s proxy materials before making any voting decisions.  Yet again, the Deutsche Board is failing to act in good faith with its shareholders.”

SOURCE:  Western Investment LLC

CONTACT:   Arthur D. Lipson
Western Investment LLC
(801) 942-7803

FURTHER INFORMATION: www.fixmyfund.com

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Western Investment LLC (“Western Investment”), together with the other Participants (as defined below) named herein, intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying proxy card to be used at the 2010 annual meeting of shareholders of DWS High Income Trust, a Massachusetts business trust (the “Fund”).

WESTERN INVESTMENT STRONGLY ADVISES ALL SHAREHOLDERS OF THE FUND TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF DEFINITIVE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST.

The participants in the solicitation are anticipated to be Western Investment, a Delaware limited liability company, Western Investment Hedged Partners L.P., a Delaware limited partnership (“WIHP”), Western Investment Total Return Partners L.P., a Delaware limited partnership (“WITRP”) and Arthur D. Lipson (“Mr. Lipson”).

As of the date of this filing, WIHP and WITRP beneficially owned 5,000 and 5,000 shares of Common Stock, respectively.  As the general partner of each of WIHP and WITRP, Western Investment may be deemed to beneficially own the 10,000 shares of Common Stock owned in the aggregate by WIHP and WITRP, in addition to the 500 shares of Common Stock it holds directly.  As the managing member of Western Investment, Mr. Lipson may be deemed to beneficially own the 10,500 shares of Common Stock beneficially owned by Western Investment.